EXHIBIT 10.1


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                          SECURITIES PURCHASE AGREEMENT


                                  BY AND AMONG

                                  CAPRIUS, INC.

                                       AND

                    THE SCHEDULE OF INVESTORS ATTACHED HERETO


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                              Dated April 26, 2004


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                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of the 26th day of April, 2004, by and among Caprius, Inc., a Delaware corporation (the "Company") and the individuals and entities listed on Exhibit A hereto under the heading "Investors" (each an "Investor" and collectively, the "Investors") who shall become parties to this Agreement by executing and delivering a financing signature page in the form attached hereto as Exhibit B (the "Financing Signature Page").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, an aggregate of up to $1,500,000 principal amount of 8% Senior Secured Convertible Promissory Notes (the "Notes"), in the form attached as Exhibit C hereto; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1.  Purchase and Sale of Notes.

     1.1 Issuance and Sale of Notes. Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Investors at the Closing, the amount of Notes set forth opposite each Investor's name on Exhibit A hereto, for an aggregate purchase price of up to One Million Five Hundred Thousand ($1,500,000) Dollars (the "Purchase Price").

     1.2 Closing.

          (a) The initial closing of the purchase and sale of a minimum of $500,000 principal amount of Notes (the "Minimum Amount") under this Agreement (the "Initial Closing") shall be held at the offices of Sands Brothers International Limited, 90 Park Avenue, New York, New York 10016 (or remotely via the exchange of documents and signatures), on May 12, 2004 or at such other time and place upon which the Company and the Investors shall agree (the date of the Initial Closing is hereinafter referred to as the "Initial Closing Date"). The subsequent closing(s) of the purchase and sale of up to an additional $1,000,000 of principal amount of Notes in excess of the Minimum Amount (the "Maximum Amount") under this Agreement (the "Subsequent Closing(s)") shall take place at a time agreed upon by the Company and the Investors participating in the respective Subsequent Closing (the date(s) of the Subsequent Closing(s) is hereinafter referred to as the "Subsequent Closing Date(s)"), which shall occur in any event no later than June 11, 2004. The Investors agree that any additional persons or entities that acquire Notes at any "Subsequent Closing" shall become "Investors" under this Agreement with all the rights and obligations attendant thereto, upon their execution of this Agreement without further action by any other Investor. For purposes of this Agreement, the terms "Closing" and "Closing Date", unless otherwise indicated, refer to the applicable closing and closing date of the Initial Closing or the Subsequent Closing(s), as the case may be.


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          (b) Sands Brothers International Limited ("SBIL"), in its capacity as selected dealer for the Company, shall direct Investors to forward their Purchase Price into a non-interest bearing escrow account in the Company's name at Signature Bank, 261 Madison Avenue, New York, New York 10016, or with such other escrow agent appointed by SBIL and the Company. In the event that the Company does not succeed in receiving and accepting subscriptions for at least the Minimum Amount on or before May 12, 2004, subject to an extension to June 11, 2004 at the discretion of SBIL and the Company, the Company will refund all subscription funds, without interest accrued thereon or deduction therefrom, and will return this Agreement to each subscriber, and this Agreement will be terminated and of no force or effect.

          (c) At the Closing, the Company shall deliver or cause to be delivered to the Investors the following:

               (i) At the Initial and Subsequent Closings, the Notes being purchased at such Closing, duly executed by the Company;

               (ii) At the Initial Closing, the Registration Rights Agreement, in the form attached hereto as Exhibit D, duly executed by the Company ("Registration Rights Agreement");

               (iii) At the Initial Closing, a legal opinion of Thelen Reid & Priest LLP, counsel to the Company, in substantially the form attached hereto as Exhibit E, with a "bring-down of such opinion for the final Subsequent Closing;

               (iv) At the Initial and Subsequent Closings, the certificates and documents contemplated by Section 4.3 and 4.6 hereto;

               (v) At the Initial Closing, the Pledge and Security Agreement of the Company, in the form attached hereto as Exhibit F ("Security Agreement"), and the related financing statements on Form UCC-1, duly executed by the Company and original securities being pledged.

          (d) At the Closing, the Investor shall deliver or cause to be delivered to the Company payment of the amount of the Purchase Price equal to the principal amount of the Notes being purchased at such Closing, which said funds shall be released from the Escrow Account.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors, except as set forth on a Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit G (the "Schedule of Exceptions"), the following:

          2.1 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity except as disclosed in the SEC Reports (as hereinafter defined) (each, a "Subsidiary" and collectively, the "Subsidiaries"). Unless the context requires otherwise, all references herein to the "Company" shall refer to the Company and its Subsidiaries. The Company is not a party to any joint venture, partnership, or similar written arrangement.


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          2.2 Organization, Good Standing, and Qualification. The Company is a
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. The Subsidiaries are duly organized in their respective jurisdictions of organization, validly existing and in good standing in such respective jurisdictions and each has the power and authority to carry on its respective business as now conducted. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect (as hereafter defined).

          2.3 Capitalization and Voting Rights. The number of authorized, issued and outstanding capital stock of the Company is set forth in Exhibit G. Except as disclosed in Exhibit G, no securities of the Company or any Subsidiary are entitled to preemptive or similar rights, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents (defined hereinafter). Except as disclosed in Exhibit G, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, except as a result of the purchase and sale of the Securities, or rights or obligations convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

          2.4 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, and delivery of this Agreement, the Registration Rights Agreement, the Note and the Security Agreement (collectively, the "Transaction Documents"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), and delivery of the Note being sold hereunder, the Common Stock issuable upon conversion of the Note (collectively, the "Securities"), has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

          2.5 Valid Issuance of Note and Common Stock. The Note being purchased by the Investors hereunder, when issued, sold, and delivered in accordance with the terms hereof for the consideration provided for herein, will be duly and validly issued, and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Note have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Note, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of the Note hereunder.


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          2.6 Filings, Consents and Approvals. Neither the Company nor any
Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) a proper Form D in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and applicable Blue Sky filings; (ii) a financing statement on Form UCC-1; and (iii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a material adverse effect (financial or otherwise) on the business, property, prospects, assets or liabilities of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect").

          2.7 Litigation. Except as described in the SEC Reports (specifically the Form 10-KSB and 10QSB contained in the materials included with this Agreement), there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any Material Adverse Effect, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality.

          2.8 Patents and Trademarks. The Company has sufficient title and ownership of, or has otherwise acquired rights with respect to, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, inventions, proprietary rights, and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets, or other proprietary rights of any other person or entity. The Company is not aware that any of its employees, officers, or consultants are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's, officer's, or consultant's commercially reasonable efforts to promote the interests of the Company or that would conflict with the Company's business as conducted. Neither the execution nor delivery of the Transaction Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees, officers or consultants are now obligated.


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          2.9 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or, to its knowledge, of any instrument, judgment, order, writ, decree, mortgage, indenture, lease, license or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state, or local statute, rule, or regulation applicable to the Company, except as would not reasonably be expected to have a Material Adverse Effect. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties, except as would not reasonably be expected to have a Material Adverse Effect.

          2.10 Permits. The Company has all material franchises, permits, licenses, and any similar licensing authorities necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.11 Compliance with Laws. Except as set forth in the SEC Reports, the conduct of business by the Company and each Subsidiary as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or any Subsidiary conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally and would not otherwise have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any written notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending", and warranties and trade practices) applicable to its business or to the business of any Subsidiary, the violation of, or noncompliance with, which would have a materially adverse effect on either the Company's business or operations, or that of any Subsidiary, and the Company knows of no facts or set of circumstances which would give rise to such a notice.

          2.12 Disclosure. This Agreement, when taken together with the Disclosure Materials (as defined below), do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.13 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans, pledges, security interests, claims, equitable interests, charges, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets and


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except for an existing lien on certain royalty payments that the Company or its subsidiary, Opus Diagnostics, Inc., receives pursuant to a Royalty Agreement dated October 9, 2002. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

          2.14 Tax Reporting. Since 1999, the Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and which are due (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes or has obtained an extension of the deadline for such filing) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company's knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. To the Company's knowledge, none of the Company's tax returns is presently being audited by any taxing authority.

          2.15 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and the Company has insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

          2.16 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedule of Exceptions to this Agreement, the "Disclosure Materials"), although such filings have not been made on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports to the extent required. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in


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such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth on Exhibit G or except as specifically disclosed in the Disclosure Materials, since December 31, 2003 (a) there has been no event, occurrence or development that has had or that could reasonably be expected to have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock or stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. Additionally, since the adoption of the Sarbanes-Oxley Act of 2002 (the "New Act") and to the extent that the Company is subject to the New Act as an OTC Bulletin Board company, the Company, to its knowledge, after due inquiry, has complied in all material respects with the laws, rules and regulation under the New Act.

          2.17 No Conflict of Interest. Except as otherwise disclosed in the Disclosure Materials, the Company is not indebted in excess of $50,000, directly or indirectly, to any of its employees, officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees, officers and directors, nor is the Company contemplating such indebtedness as of the date of this Agreement. Except as otherwise disclosed in the Disclosure Materials, to the Company's knowledge, none of said employees, officers or directors, or any member of their immediate families, is directly or indirectly indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or any firm or corporation which competes with the Company, nor is the Company contemplating such indebtedness as of the date of this Agreement, except that employees, officers, directors and/or shareholders of the Company may own stock in publicly traded companies (not in excess of 1% of the outstanding capital stock thereof) which may compete with the Company. Except as otherwise disclosed in the Disclosure Materials, to the Company's knowledge, no employee, shareholder, officer or director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company, nor does any such person own, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company uses or contemplates using in the conduct of its business. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

          2.18 Solvency. The Company is solvent after giving effect to the transactions contemplated by this Agreement, the Notes and the Transaction Documents. The Company does not presently intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).


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          2.19 Foreign Assets Control Legislation. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B,
Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its subsidiaries (a) is a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages in any dealings or transactions, or be otherwise associated, with any such person. The Company and its subsidiaries are in compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

     3. Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, hereby represent and warrant that:

          3.1 Authorization. The Transaction Documents constitute valid and legally binding obligations of the Investor enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.2 Purchase Entirely for Own Account. The Notes to be purchased by the Investor and the Common Stock issuable upon conversion of the Notes (collectively, the "Securities") will be acquired for investment for the Investor's own account and not with a view to the resale or distribution of any part thereof. The Investor represents that it has full power and authority to enter into this Agreement and this Agreement does not conflict with any agreement to which it is a party and may be bound.

          3.3 Disclosure of Information. The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Note. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note. The Investor is not relying on any information other than this Agreement and the Disclosure Materials in making his investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4 Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect. The Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to the transactions contemplated hereby. The Investor understands the risks attendant to the investment in the Notes and is able to bear the loss of his entire investment.

          3.5 Restricted Securities. Investor understands that the Note (and the shares of Common Stock issuable upon conversion of the Note) that it is purchasing is characterized as "restricted securities" under the federal


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securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.6 Legends. It is understood that the instruments evidencing the Notes (and the certificates evidencing the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT."

          3.7 Agent Appointment.

     (a) Each Investor hereby confirms the appointment of Cap Agent Associates LLC to act as its agent ("Agent") pursuant to the Notes. In such capacity, Agent shall only be obligated to take action and shall act as directed by the Note Requisite Holders (as hereinafter defined); neither Agent nor any of its officers, directors, managers, members, employees or affiliates shall be responsible to Investors for any losses that any of such Investors may incur hereunder. The Agent shall be entitled to conclusively rely on any such direction or consent from the Note Requisite Holders. In addition, the Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Investors to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

     (b) Each Investor hereby confirms the appointment of Agent to act as its security agent (the "Security Agent") under the Security Agreement with respect to the Collateral (as defined in the Security Agreement), to take all actions as contemplated in such capacity in the Security Agreement and to be entitled to the benefits of the provisions of the Security Agreement. Each Investor acknowledges that actions by the Security Agent under the Security Agreement shall be authorized by the Note Requisite Holders.


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     (c) Agent may resign as Agent or Security Agent at any time by giving written notice ("Notice") to the Company and the Investors, which resignation shall be effective 30 days from the date of the Notice ("Effective Resignation Date"). Upon the earlier of (i) the Effective Resignation Date or (ii) the appointment of a successor Agent or Security Agent by the Note Requisite Holders, Agent shall have no further obligations hereunder or pursuant to the applicable agreements. In the event a successor Agent is not appointed by the Note Requisite Holders on or before the Effective Resignation Date, then Agent shall have the right to deliver any Collateral held by it with a clerk of a court of competent jurisdiction or a third party escrow provider pending the appointment of a successor Agent by the Note Requisite Holders.

     (d) For purposes hereof, "Note Requisite Holder(s)" shall mean holders of Notes representing at least 51% of the aggregate amount of principal and accrued interest then outstanding under such Notes.

     (e) Each Investor hereby appoints SBIL to act as its agent ("Reg Rights Agent") on its behalf for the limited purposes described in the Registration Rights Agreement.

     (f) In Agent's capacity as Agent and Security Agent, and in SBIL's capacity as Reg Rights Agent, the Company and the Investors each agree to indemnify and hold the Agent and Reg Rights Agent harmless from and against any and all expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Agent and Reg Rights Agent for anything done or omitted by them in the performance of their duties, except as a result of their own gross negligence or willful misconduct.

          3.8 Investor Questionnaire. The Investor covenants to execute and deliver to the Company at or before the Closing an investor questionnaire supplied by the Company.

     4. Conditions of the Investors' Obligations at Closing. The obligations of the Investors under subsection 1.2(d) of this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 Compliance Certificate. The President of the Company shall deliver to the Investors, at the Closing, a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that, except as set forth in the Disclosure Materials, there has been no adverse change in the business, affairs, prospects, operations, properties, assets, or condition of the Company since December 31, 2003.

          4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and counsel to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.5 Opinion of Company Counsel. The Investors shall have received from Thelen Reid & Priest LLP, an opinion, dated as of the Closing, in form attached hereto as Exhibit E.

          4.6 Good Standing Certificates. The Company shall have delivered to the Investors, dated as of a date within five (5) business days of each Closing, a certificate issued by the proper authority in its jurisdiction of organization to the effect that it is legally existing and in good standing.

          4.7 Secretary's Certificate. The Company shall have delivered to the Investors a certificate executed by the Secretary of the Company dated as of the Closing certifying to the resolutions adopted by the Company's Board of Directors relating to the transactions contemplated by this Agreement; and (b) the Amended and Restated Articles of Incorporation and Bylaws of the Company.

          4.8 Delivery of Note. The Company shall have delivered the Notes as specified in Section 1.

          4.9 Transaction Documents. The Company and the Investors shall have entered into each and all of the Transaction Documents.

          4.10 SBIL Agreement. On or before the Closing, an agreement shall be executed by the Company and SBIL, in form and substance mutually agreed upon by the parties (the "SBIL Agreement"), pursuant to which SBIL shall be retained as a selected dealer.

     5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investors under this Agreement is subject to the fulfillment on or before any Closing of each of the following conditions by the Investors:

          5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

          5.2 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.2.

          5.3 Transaction Documents. The Company and the Investors shall have entered into each and every Transaction Document.

     6. Indemnification. The Company agrees to indemnify and hold harmless Investors and any of Investors' general partners, employees, officers, directors, members, managers, agents and other representatives (collectively, the "Indemnitees"), against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions, to which the Indemnitees may become subject, whether under the Exchange Act or any rules or regulations promulgated thereunder, the Exchange Act or any rules or regulations promulgated thereunder, or any state law or regulation, or common law, arising out of, related to or in any way attributable to the Indemnitee's purchase of the Notes, including, but not limited to, investigations, proceedings, claims or actions and any expenses, losses, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any breach of any representation, warranty, agreement, obligation or covenant of the Company contained herein. The Company also agrees to reimburse the Indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Investor agrees to indemnify and hold harmless the Company, Agent, Reg Rights Agent and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any false representation or warranty or breach by the Investor of any material covenant or agreement made by the Investor herein or in any other document delivered in connection with this Agreement.

     7.  Miscellaneous.

          7.1 Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of eighteen (18) months. The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

          7.2 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Investors shall be permitted to assign its rights under this Agreement and the Transaction Documents to any affiliate of such Investor who meets the suitability standards and becomes a party to this Agreement.

          7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Company
(1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and
(3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern

District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

          7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

          If to the Investors to such address as is set forth on Exhibit A annexed hereto:

          With a copy to:

          Littman Krooks LLP
          655 Third Avenue
          New York, NY 10017
          Telecopier No.: (212) 490-2990
          Attention:  Steven D. Uslaner, Esq.

          If to Company, to:

          Caprius, Inc.
          One Parker Plaza
          Fort Lee, NJ 07024
          Telecopier No.: (201) 592-9430
          Attention: Jonathan Joels, CFO

          With a copy to:

          Thelen Reid & Priest LLP
          875 Third Avenue
          New York, NY 10022
          Telecopier No.: (212) 603-2001
          Attention:  Bruce A. Rich, Esq.

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

          7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' or brokers' fee or commission in connection with this transaction; provided, however, that the Company is obligated to pay certain compensation upon consummation of the transactions contemplated hereby to SBIL pursuant to the SBIL Agreement described in Section 4.10 hereto.

          7.8 Transaction Expenses; Enforcement of Transaction Documents. The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that if the Closing is effected, the Company shall promptly make payment to a law firm designated by SBIL, for up to $20,000, of legal fees and expenses ("Legal Expense Obligation") as well as a non-accountable expense allowance to SBIL equal to one percent (1%) of the aggregate principal amount of Notes sold hereunder to be paid at each Closing. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Note Requisite Holders; provided, however, that this Agreement may not be amended and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          7.12 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

          7.13 Representation. Each party hereto acknowledges that certain affiliates of Agent that are purchasing Notes hereunder (collectively, the "Sands Entities" and each, a "Sands Entity") retained Littman Krooks LLP ("LK") to represent the Sands Entities in connection with the Agreement and the Transaction Documents, that the Sands Entities' interests may not necessarily coincide with the interests of the other Investors, and that each Investor has consulted with, or has had the opportunity to consult with, its own legal counsel and has not relied on LK for legal counsel in connection with this transaction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         Caprius, Inc.


                                         By:    /s/ George Aaron
                                             ---------------------------------
                                             Name:  George Aaron
                                             Title: President Officer

                                    EXHIBIT G

                             SCHEDULE OF EXCEPTIONS


2.3  Capitalization
     --------------

     Common Stock, $.01 par value.

          50,000,000 shares authorized
          20,446,562 shares issued and outstanding
              (excluding 22,500 shares held in treasury)

     Preferred Stock, $.01 par value
          1,000,000 shares authorized
             27,000 shares designated as Series B issued and outstanding which are currently convertible into 1,159,793 shares of Common Stock.

     Warrants - see attached schedule.

     Options:

         See Note I [4] to Notes to a 2003 audited financial statements in Form 10-KSB for fiscal year ended September 30, 2003.

         See Note 4 to Notes to Condensed Consolidated Financial
             Statements in Form 10-QSB for fiscal quarter ended December 31, 2003 (the "December 2003 Form 10-QSB").

2.14 Tax Reporting
     -------------

     The Company is delinquent in filing its federal and state income tax returns for the fiscal year ended September 30, 2003, and did not filed extensions of time to file, however, it has reserved on its financial statements the amounts payable thereunder.

2.16 SEC Reports; Financial Statements
     ---------------------------------

     On March 15, 2004, the Company changed its accountants to Marcum & Kliegman LLP, see Form 8-K for an event of March 15, 2004.

2.17 No Conflict of Interest.
     -----------------------

     In addition to the $500,000 bridge loan disclosed in Liquidity and Capital Resources in Item 2 to the December 2003 Form 10-QSB, the Company recently received advances aggregating $32,385 to be repaid at the Initial Closing from the following:

               Lender                          Amount
               ------                          ------

               George Aaron                   $ 7,385
               Elliott Koppel                  25,000